CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees and Shareholders of

Oppenheimer Capital Appreciation Fund:

We consent to the use of our report dated October 17, 2011, incorporated by reference in this Registration Statement of Oppenheimer Capital Appreciation Fund, and to the references to our firm under the headings “Financial Highlights” in the Prospectus, and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

                         KPMG LLP

Denver, Colorado

December 23, 2011